Promissory Note - April 16, 2016

Borrower:
GROTE MOLEN, INC
322 W. Griffith Road
Pocatello ID 83201

Lender:
JOHN B. HOFMAN
234 S. 17th Ave
Pocatello ID 83201

Principal Amount:	$300,000.00
Interest Rate:	18%
Effective Date of Note:	April 16, 2016

Promise to Pay: Grote Molen, Inc (borrower) promises to pay to John B. Hofman (lender), or order, in lawful money of the United States of America, the principal amount of Three Hundred Thousand and No/100 Dollars ($300,000.00), together with interest on the unpaid principal balance from April 16, 2016, until maturity.

Payment: The outstanding principal amount of this Secured Promissory Note ("Note"), together with accrued but unpaid interest in respect thereof shall be due and payable as follows: All principal and all accrued interest on or before May 1, 2017. Interest on this Note is computed on a 365/365 simple interest basis, that is, by applying the ratio of the annual interest rate over a year of 365 days times the outstanding principal balance times the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious interest rate, in which case interest shall be, calculated on a per diem basis of a year of 365 or 366 days, as the case may be.

Twelve (12) principal and interest payments of $27,504.00 shall be paid monthly on the 1st of each month beginning June 1, 2016 and ending May 1, 2017. A one time interest payment of $2,220.00 will be due and payable on May 1, 2016. for interest accrued for the period of April 16, 2016 to April 30, 2016.

Unless otherwise agreed or required by applicable law, payment will be applied first to accrued unpaid interest, then to principal and remaining amount to any unpaid collection costs and late charge

Should default be made in the payment of the demand note then the whole unpaid amount shall become immediately due and payable. And in the event default is made and said note is placed in the hands of an attorney for collection or suit is brought on the same, then the undersigned agrees to pay all costs and attorney's fees that might be incurred. If there is a lawsuit, borrower agrees upon lender's request to submit to the jurisdiction of the county of Bannock County, the State of Idaho. This note shall be governed by and construed in accordance with the laws of the State of Idaho.

UNDERSIGNED:
John B. Hofman (Lender)

UNDERSIGNED:
John B. Hofman, President
Grote Molen, Inc (Borrower)